EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-95965) pertaining to the Amended Stock Option Plan of MM Companies, Inc. (the "Company") of our report dated March 24, 2005 with respect to the consolidated financial statements for the years ended December 31, 2005 and 2004.

/s/ KRONICK, KALADA, BERDY & CO.

Kingston, Pennsylvania

March 15, 2006